Exhibit 99.1

ALICO, INC. APPOINTS JOHN E. KIERNAN AS CHIEF FINANCIAL OFFICER

June 1, 2015 — Fort Myers, Florida — Alico, Inc. (NASDAQ: ALCO, “Alico” or “the company”), an agriculture and natural resources company, today announced that John E. Kiernan will join the company’s leadership team as Senior Vice President and Chief Financial Officer.  Mr. Kiernan will be responsible for all corporate finance, treasury and accounting functions of the company and will report directly to Clayton G. Wilson, the company’s Chief Executive Officer.  He succeeds W. Mark Humphrey, who has resigned to pursue new opportunities outside of Alico.  Mr. Humphrey has agreed to provide consulting services to the company following his departure for a period of up to 12 months.

“We are very pleased to have John joining our company as CFO,” said Mr. Wilson.  “John’s background in finance and hands-on business experience will add significant value to our efforts as we move forward with future targeted business opportunities at Alico and will be instrumental in our work of increasing shareholder value.  He is a great fit for Alico, and we’re excited to welcome him to our executive team.”

Mr. Kiernan most recently served as a Managing Director and the Chief Financial Officer of Greenwich Associates LLC.  In 2009, he joined Global Crossing as a Senior Vice President and served as Global Treasurer through the sale of the company to Level 3 Communications in 2011.  Mr. Kiernan held a variety of Corporate Development, Treasury and Investor Relations positions at Misys plc in New York and London from 2007 to 2009.  He began his career as an investment banker at Bear Stearns, serving there for 11 years and becoming a Managing Director.

Mr. Wilson said, “On behalf of the Board and the entire Alico team, I want to thank Mark for his contributions to the growth of Alico, particularly our recent acquisitions of Orange-Co’s citrus and other assets and of Silver Nip Citrus. We wish Mark success in his future endeavors.”

About Alico, Inc.

Alico is a holding company with assets and related operations in agriculture and natural resources. In addition to its citrus operations, Alico is currently involved in cattle ranching, water management, mining and other natural resources.  Our mission is to create value for our customers, clients and shareholders by managing existing lands to their optimal current income and total returns, opportunistically acquiring new agricultural assets and producing high quality agricultural products while exercising responsible environmental stewardship.

Forward-Looking Statements

We provide forward-looking information in this release pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on our current expectations, estimates and projections about our business based, in part, on assumptions made by our management.  These assumptions are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks factors described in our Annual Report on Form 10-K for the year ended September 30, 2014 and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Press Contact

Vu Chung

Prosek Partners

212-279-3115 ext. 205

vchung@prosek.com